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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DOT HILL SYSTEMS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3460176
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
6305 El Camino Real Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective Pursuant to General Instruction A.(c), please check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:    Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

        The purpose of this Form 8-A filing is to change the registration of the common stock, par value $0.001 per share (the "Common Stock"), of Dot Hill Systems Corp., a Delaware corporation (the "Company"), and associated rights from Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to Section 12(g) of the Exchange Act in connection with the listing of the Common Stock on the Nasdaq National Market System ("Nasdaq"). The Common Stock is currently registered under Section 12(b) of the Exchange Act and is listed on the American Stock Exchange ("AMEX"). The Company anticipates that the listing of the Common Stock on the AMEX will be terminated following the closing of trading on the AMEX on July 25, 2003 and that the listing of the Common Stock on the Nasdaq will begin at the opening of trading on the Nasdaq on July 28, 2003.

Item 1.    Description of Registrant's Securities to be Registered.

        We hereby incorporate the description of our capital stock by reference to our Current Reports on Form 8-K filed with the SEC on July 23, 2002 and May 19, 2003, including any amendments or reports filed for the purpose of updating such description.

Item 2.    Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of the registrant (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed with the SEC on September 19, 2001 and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the registrant (filed as Exhibit 3.3 to the registrant's Current Report on Form 8-K filed with the SEC on May 19, 2003 and incorporated herein by reference).
4.1	Form of Common Stock Certificate (filed as Exhibit 4.3 to the registrant's Current Report on Form 8-K filed with the SEC on January 14, 2003 and incorporated herein by reference).
4.2
Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003 (filed as Exhibit 3.3 of the registrant's Current Report on Form 8-K filed May 19, 2003 and incorporated herein by reference).
4.3	Form of Rights Certificate (filed as Exhibit 4.10 of the registrant's Current Report on Form 8-K filed May 19, 2003 and incorporated herein by reference).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

DOT HILL SYSTEMS CORP.
Date: July 24, 2003	By:	/s/ JAMES L. LAMBERT James L. Lambert Chief Executive Officer, President, Chief Operating Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of the registrant (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed with the SEC on September 19, 2001 and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the registrant (filed as Exhibit 3.3 to the registrant's Current Report on Form 8-K filed with the SEC on May 19, 2003 and incorporated herein by reference).
4.1	Form of Common Stock Certificate (filed as Exhibit 4.3 to the registrant's Current Report on Form 8-K filed with the SEC on January 14, 2003 and incorporated herein by reference).
4.2
Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003 (filed as Exhibit 3.3 of the registrant's Current Report on Form 8-K filed May 19, 2003 and incorporated herein by reference).
4.3	Form of Rights Certificate (filed as Exhibit 4.10 of the registrant's Current Report on Form 8-K filed May 19, 2003 and incorporated herein by reference).

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX